SECURITIES AND EXHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OF 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)   May 3, 1999
                                                  ------------------------

                          Wavetech International, Inc.
             (Exact Name of Registrant as Specified in its Charter)


         Nevada                         001-15482              86-0916826
(State or Other Jurisdiction   (Commission File Number)      (IRS Employer
      of Incorporation)                                   Identification Number)



            5210 E. Williams Circle, Suite 200 Tucson, Arizona 85711
            --------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



Registrant's telephone number, including area code (520) 750-9093
                                                   -------------------------

ITEM 5.           OTHER EVENTS


         On May 3, 1999, Wavetech International, Inc. (the "Company"), terminated its Merger Agreement with DCI Telecommunications, Inc. ("DCI"), effective immediately. A copy of the Company's press release announcing this event is attached hereto as Exhibit 1.

                                    EXHIBIT 1

                 WAVETECH TERMINATES MERGER AGREEMENT WITH DCI;
                       TEMPORARY HALT IN WAVETECH TRADING

MAY 4, 1999

TUCSON, AZ, May 4/PR Newswire/ - Wavetech International, Inc. (Nasdaq: ITEL) today announced that it will not be merging with DCI Telecommunications, Inc. (OTC Bulletin Board: DCTC). Wavetech terminated the Merger Agreement with DCI pursuant to its terms because Wavetech had determined that it was not reasonably likely that the conditions to the merger would be satisfied prior to the expiration of the Merger Agreement.

Trading in Wavetech's Common Stock on the Nasdaq SmallCap Market was temporarily halted yesterday by The Nasdaq Stock Watch Department for news pending. In addition, the SEC suspended trading in DCI's stock through May 14, 1999.

THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THIS INFORMATION MAY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT WOULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO THE UNCERTAINTY OF THE COMPANY'S ABILITY TO SATISFY THE CONDITIONS TO THE CONTINUED LISTING OF ITS COMMON STOCK ON THE NASDAQ SMALLCAP MARKET, AND OTHER FACTORS DETAILED BY WAVETECH IN ITS FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             WAVETECH INTERNATIONAL, INC.


                                             By: /s/ Gerald I. Quinn
                                                 --------------------------
                                                    Gerald I. Quinn
                                                    Chief Executive Officer


         Date:  May 11, 1999